Exhibit 5.1

DLA Piper US LLP
400 Capitol Mall, Suite 2400
Sacramento, California 95814-4428
www.dlapiper.com

Kevin A. Coyle
Kevin.coyle@dlapiper.com
T 916.930.3240
F 916.930.3201

September 15, 2006

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Re: VantageMed Corporation Registration Statement on Form SB-2

Ladies and Gentlemen:

As legal counsel for VantageMed Corporation, a Delaware corporation (the “Company”), we are rendering this opinion in connection with the pre-effective amendment No. 1 to the registration statement on Form SB-2 (the “Registration Statement”) under the Securities Act of 1933, as amended, of 2,77,780 shares of common stock of the Company (“Common Stock’), including 1,666,668 shares of Common Stock issuable by the Company upon the exercise of certain warrants described in the Registration Statement (the “Warrant Shares”), to be sold by the selling stockholders named in the Registration Statement.

We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. Our opinion is based on the laws of the State of Delaware and we express no opinion concerning any other law. With respect to our opinion below that the shares of Common Stock and the Warrant Shares have been duly authorized, we have relied solely upon our examination of the authorized shares provision of the Company’s Certificate of Incorporation, as amended to the date hereof and as certified to be complete and true by the Secretary of the Company. With respect to our opinion that the Warrant Shares will be validly issued, we have assumed that such shares will be issued in accordance with the terms of the warrants and will be evidenced by appropriate certificates, duly executed and delivered.

Based on such examination, we are of the opinion that the shares being registered pursuant to the Registration Statement are duly authorized shares of common stock that are (or will be in the case of the Warrant Shares if and when issued upon the exercise of the warrants in accordance with the terms of the warrants) validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

Very truly yours,

DLA Piper US LLP

/s/ Kevin Coyle

Kevin A. Coyle
Attorney
kevin.coyle@dlapiper.com

Admitted to practice in California and New York

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